NEWS RELEASE
26533 Evergreen Rd., Suite 500 • Southfield, Michigan 48076
(800) 229-4125

For Immediate Release
August 6, 2015

Covisint Corporation Announces First Quarter Fiscal 2016 Earnings Results

•	Subscription revenue of $15.7 million

•	Total revenue of $18.5 million

•	Updates progress of strategic initiatives to reposition business for growth

•	Releases next-generation cloud platform
SOUTHFIELD, MI - August 6, 2015 -- Covisint Corporation (Nasdaq: COVS), a leading cloud platform provider enabling the Internet of Things (IoT) and Identity Management (IdM) solutions, today announced financial results for the first quarter of its fiscal 2016 ended June 30, 2015.
“We are off to a solid start to fiscal 2016, where we delivered subscription revenue growth ahead of our expectations,” said Covisint Chairman and CEO Sam Inman. “With our transition year behind us, we have made significant progress towards the four key initiatives that I outlined as core to our year of execution. We are focused on building out our direct sales organization, developing additional strategic partners, refining our brand and platform positioning, and enhancing our platform to meet market demands. I believe Covisint, and our platform, is uniquely differentiated to help our customers, partners and prospects address digital business opportunities and challenges by enabling IoT and identity-centric solutions.”
First Quarter 2016 Financial Results

•
Revenues: Subscription revenue increased 1% year-over-year to $15.7 million. Services revenue decreased 54% year-over-year to $2.8 million. Total revenues decreased by 14% year-over-year to $18.5 million.

•	Gross Profit: GAAP gross profit was $8.7 million. GAAP gross margin was 47%. Non-GAAP gross profit was $9.6 million. Non-GAAP gross margin was 52%.

•	Earnings: GAAP diluted loss per share was ($0.17) compared to ($0.32) in the same quarter last year. Non-GAAP diluted loss per share was ($0.13) compared to ($0.23) in the same quarter last year.
First Quarter Fiscal 2016 Business Highlights
In the first quarter, Covisint:

•
Delivered its next-generation Platform-as-a-Service (PaaS), which empowers developers with extensive self-service capabilities and accelerators to develop, deliver and manage the lifecycle of IoT, Identity Management and B2B collaboration solutions on the Covisint Platform.

•
Announced that its chief security officer, David Miller, and Cisco’s director of smart connected vehicles, Andreas Mai, presented at the Future of Connected Car Security at TU-Automotive Detroit 2015 and discussed how vehicles can safely connect with the world around them to enable the next-generation user experience.

•
Announced that the company showcased its IoT Platform at the 2015 Gartner Supply Chain Executive Conference, highlighting the benefits of securely connecting the links of the supply chain for global enterprises - connecting people, systems and things.

•
Announced that its chief security officer, David Miller presented on securing the Internet of Everything (IoE) at the RSA Conference 2015. During the session, titled "Having an 'Identity' Crisis? Overcoming the Security Challenges of the Internet of Everything," Miller discussed how enterprises can securely manage identity and access for connected things and the data they generate.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), Covisint monitors non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA. Each of these financial measures excludes the impact of certain items (the impact of stock award compensation expense, the amortization and impairment of intangible assets and amounts incurred for capitalized internal software costs) and, therefore, has not been calculated in accordance with GAAP.
Covisint monitors these non-GAAP measures to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Covisint believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA. Furthermore, Covisint uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Covisint also believes that these non-GAAP measures provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods against other companies in its industry.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.
Conference Call and Webcast Information
Covisint management will hold a conference call at 5:00 p.m. (Eastern time) today to discuss these results. The U.S. toll free dial-in for the conference call is 1-877-407-4018, and the international dial-in number is 1-201-689-8471. No passcode is required. A live webcast of the conference call will also be available on the company's website at investors.covisint.com.
For those unable to participate in the conference call, a replay will be available after the conclusion of the earnings call on August 6, 2015, through August 13, 2015. The U.S. toll-free replay dial-in number is 1-877-870-5176 and the international replay dial-in number is 1-858-384-5517. The replay passcode is 13614247.
About Covisint Corporation
Covisint provides an open, developer-friendly, enterprise-class cloud platform to facilitate the rapid development and deployment of Internet of Things (IoT), Identity Management (IdM), and B2B collaboration solutions. Our platform enables users to securely identify, authenticate and connect users, devices, applications and information, and has been successfully operating globally at enterprise scale for over 12 years. Today, the Covisint platform enables more than 3,000 organizations to connect with more than 212,000 business partners and customers, and supports more than $4 billion in ecommerce transactions annually.

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Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Covisint's future financial performance, market growth, the demand for Covisint's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Covisint's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Covisint's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Covisint's disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts; the extent we are able to maintain pricing with our customers at renewal; the continued growth of the market for our solutions; the success of our product development, channel partner and certified partner strategies; competition from current competitors and new market entrants; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales for our solutions; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Covisint's reports filed with the SEC.

Investor Relations Contact
866.319.7659
investors@covisint.com

Media Contact
Brad Schechter
248.483.2097
bschecht@covisint.com

For Sales and Marketing Information
Covisint Corporation, 26533 Evergreen Road, Suite 500, Southfield, MI 48076, (800) 229-4125
http://www.covisint.com

COVISINT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	June 30, 2015	March 31, 2015
ASSETS
CURRENT ASSETS:
Cash	$47,187	$50,077
Accounts receivable, net	12,811	15,348
Deferred tax asset, net	—	16
Prepaid expenses	3,162	3,160
Other current assets	2,975	4,209
Total current assets	66,135	72,810
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	9,918	8,809
CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	10,143	10,646
OTHER:
Goodwill	25,385	25,385
Deferred costs	1,256	1,736
Deferred tax asset, net	1,657	1,528
Other assets	641	928
Total other assets	28,939	29,577
TOTAL ASSETS	$115,135	$121,842
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,325	$7,703
Accrued commissions	1,134	3,286
Deferred revenue	21,297	18,029
Accrued expenses	3,209	3,344
Deferred tax liability, net	1,777	1,597
Total current liabilities	32,742	33,959
DEFERRED REVENUE	3,099	3,914
ACCRUED LIABILITIES AND OTHER	3,138	2,622
Total liabilities	38,979	40,495
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER’S EQUITY:
Common Stock	—	—
Additional paid-in capital	158,396	157,004
Retained deficit	(82,219)	(75,633)
Accumulated other comprehensive loss	(21)	(24)
Total shareholders' equity	76,156	81,347
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$115,135	$121,842

COVISINT CORPORATION
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,
	2015	2014
REVENUE	$18,482	$21,587
COST OF REVENUE	9,777	15,266
GROSS PROFIT	8,705	6,321
	47%	29%
OPERATING EXPENSES:
Research and development	3,663	3,116
Sales and marketing	7,476	9,772
General and administrative	4,087	5,546
Total operating expenses	15,226	18,434
OPERATING LOSS	(6,521)	(12,113)
Other income	2	22
LOSS BEFORE INCOME TAX PROVISION	(6,519)	(12,091)
INCOME TAX PROVISION	67	25
NET LOSS	($6,586)	($12,116)

DILUTED EPS COMPUTATION
Numerator: Net loss	($6,586)	($12,116)
Denominator:
Weighted-average common shares outstanding	39,059	37,499
Dilutive effect of stock awards	—	—
Total shares	39,059	37,499
Diluted EPS	($0.17)	($0.32)

COVISINT CORPORATION
NON-GAAP COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,
	2015	2014
REVENUE	$18,482	$21,587
COST OF REVENUE	8,843	13,108
GROSS PROFIT	9,639	8,479
	52%	39%
OPERATING EXPENSES:
Research and development	4,037	3,840
Sales and marketing	7,367	9,027
General and administrative	3,103	4,114
Total operating expenses	14,507	16,981
OPERATING LOSS	(4,868)	(8,502)

Other income	2	22

LOSS BEFORE INCOME TAX PROVISION	(4,866)	(8,480)

INCOME TAX PROVISION	67	25

NET LOSS	($4,933)	($8,505)

DILUTED EPS COMPUTATION
Numerator: Net loss	$(4,933)	$(8,505)
Denominator:
Weighted-average common shares outstanding	39,059	37,499
Dilutive effect of stock awards
Total shares	39,059	37,499
Diluted EPS	($0.13)	($0.23)

COVISINT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(In Thousands, Except Per Share Data)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,
	2015	2014
Gross profit	$8,705	$6,321
Gross profit %	47%	29%
Adjustments:
Stock compensation expense—cost of revenue	30	515
% of total revenue	—%	2%
Cost of revenue—amortization of capitalized software	904	1,643
% of total revenue	5%	8%
Adjusted gross profit	$9,639	$8,479
Adjusted gross profit %	52%	39%

	THREE MONTHS ENDED JUNE 30,
	2015	2014
Cost of revenue	$9,777	$15,266
Adjustments:
Stock compensation expense	30	515
Cost of revenue - amortization of capitalized software	904	1,643

Cost of revenue, non-GAAP	$8,843	$13,108

	THREE MONTHS ENDED JUNE 30,
	2015	2014
Research and development	$3,663	$3,116
Adjustments:
Capitalized internal software costs	(400)	(790)
Stock compensation expense	26	66

Research and development, non-GAAP	$4,037	$3,840

	THREE MONTHS ENDED JUNE 30,

	2015	2014
Sales and marketing	$7,476	$9,772
Adjustments:
Stock compensation expense	109	605
Amortization of customer relationship agreements	—	140

Sales and marketing, non-GAAP	$7,367	$9,027

	THREE MONTHS ENDED JUNE 30,
	2015	2014
General and administrative	$4,087	$5,546
Adjustments:
Stock compensation expense	984	1,432
Amortization of trademarks	—	—

General and administrative, non-GAAP	$3,103	$4,114

	THREE MONTHS ENDED JUNE 30,
	2015	2014
Net loss	($6,586)	($12,116)
Adjustments:
Capitalized internal software costs	(400)	(790)
Stock compensation expense	1,149	2,618
Amortization of capitalized software and other intangibles	904	1,783
Net loss, non-GAAP	($4,933)	($8,505)

	THREE MONTHS ENDED JUNE 30,
	2015	2014
Diluted EPS	($0.17)	($0.32)
Adjustments:
Capitalized internal software costs	(0.01)	(0.02)
Stock compensation expense	0.03	0.06
Amortization of capitalized software and other intangibles	0.02	0.05
Diluted EPS, non-GAAP	($0.13)	($0.23)

COVISINT CORPORATION
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,
	2015	2014
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net income (loss)	($6,586)	($12,116)
Adjustments to reconcile net loss to cash provided by (used in) operations:
Depreciation and amortization	1,738	2,343
Deferred income taxes	67	(53)
Stock award compensation	1,149	2,619
Other	32	—
Net change in assets and liabilities, net of effects from currency fluctuations:
Accounts receivable	2,542	3,108
Other assets	2,004	458
Accounts payable and accrued expenses	(3,280)	(438)
Deferred revenue	2,429	(3,898)
Net cash provided by (used in) operating activities	$95	($7,977)
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of:
Property and equipment	(2,874)	(820)
Capitalized software	(401)	(790)
Net cash used in investing activities	($3,275)	($1,610)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Cash payments from former parent company	—	8,775
Cash payments to former parent company	—	(5,787)
Net proceeds from exercise of stock awards	247	196
Net cash provided by financing activities	$247	$3,184
EFFECT OF EXCHANGE RATE CHANGES ON CASH	43	(4)
NET CHANGE IN CASH	(2,890)	(6,407)
CASH AT BEGINNING OF PERIOD	50,077	49,536
CASH AT END OF PERIOD	$47,187	$43,129

(1)
Accounts payable and accrued expenses in the balance sheet as of June 30, 2015 includes $0.5 million associated with purchases of property and equipment, which are non-cash acquisitions of fixed assets as of June 30, 2015.